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                                  Diamond Hill
                                  ------------
                                  Investments


FOR IMMEDIATE RELEASE:
                                             Investor Contact:
                                             James F. Laird
                                             Chief Financial Officer
                                             614-255-3353
                                             E-mail: (jlaird@diamond-hill.com)

               DIAMOND HILL LAUNCHES SMALL-MID CAP FUND
		                 AND
         PORTFOLIO MANAGER CHRIS WELCH JOINS INVESTMENT TEAM

     Columbus, Ohio -- January 5, 2006, -- Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today announced that it launched the Diamond Hill Small-Mid Cap Fund ("Fund") and Christopher A. Welch joined the equity investment team as a portfolio manager of the Fund. Mr. Welch, who will be based in New York City, is a graduate of Yale University and holds the CFA designation. Most recently he was a Portfolio Manager for Fiduciary Trust Company International and from 1995 to 2002 served as portfolio manager and equity analyst for Nationwide Insurance and its mutual fund unit. Chuck Bath, Diamond Hill's managing director of equities, said, "We are very pleased that Chris has joined our investment team, he shares our investment philosophy and I know from personal experience that he is an excellent investor."

     The Diamond Hill Small-Mid Cap Fund was launched December 30, 2005 and will invest in small and middle capitalization companies. Welch will serve as a co-manager on the Fund along with Chris Bingaman and Tom Schindler. Ric Dillon, Diamond Hill's Chief Investment Officer, said, "With the recent closing of our Small Cap Fund to new investors we feel that the Small-Mid Cap Fund can be an attractive long-term investment alternative for our clients. The Fund will invest in companies with market capitalizations from $500 million up to $10 billion. We will continue to reserve our capacity for companies under $500 million for our Small Cap Fund."

About Diamond Hill:
     Diamond Hill provides investment management services to individuals and institutions seeking to preserve and build wealth. The firm currently manages mutual funds, separate accounts and a private investment fund. For more information on Diamond Hill, visit www.diamond-hill.com.


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            375 North Front Street, Suite 300, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363